EXHIBIT 5.2

June 29, 2004

Ohio Casualty Corporation

9450 Seward Road

Fairfield, OH 45014

Ladies and Gentlemen:

We have acted as Ohio counsel to Ohio Casualty Corporation, an Ohio corporation (the “Company”), in connection with the public offering of $200,000,000 aggregate principal amount of the Company’s 7.30% Senior Notes due 2014 (the “Securities”) to be issued under the Indenture, dated as of May 8, 2003 (the “Base Indenture”), as supplemented by the First Supplemental Indenture thereto, dated as of June 29, 2004 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Citibank, N.A., as Trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

        (a) the registration statement on Form S-3 (File No. 333-105092) of the Company (the “Registration Statement”) relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act;

        (b) a form of the Securities;

        (c) an executed copy of the Indenture;

        (d) the code of regulations of the Company, as amended to the date hereof (the “Regulations”); and

        (e) the articles of incorporation of the Company, as amended to the date hereof (the “Articles”).

Ohio Casualty Corporation

June 29, 2004

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination and in rendering the opinions set forth below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

        (a) As used in this opinion, the phrase “duly authorized by all necessary corporate action” refers and is limited to the Ohio General Corporation Law and the Articles and the Regulations.

        (b) We do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that:

1. The Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Indenture has been executed and delivered by the Company.

2. The issuance of the Securities by the Company pursuant to the Indenture has been duly authorized by all necessary corporate action on the part of the Company.

We are members of the Bar of the State of Ohio, and do not purport to have expertise in, and we do not express any opinion as to, the laws of any other jurisdiction.

Ohio Casualty Corporation

June 29, 2004

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/    VORYS, SATER, SEYMOUR AND PEASE LLP